Exhibit 99.1

UNITED RENTALS TO PRESENT AT THE

ISI INDUSTRIAL CONFERENCE ON TUESDAY, MARCH 8, 2011

GREENWICH, Conn. – March 2, 2011 – United Rentals, Inc. (NYSE: URI) today announced that it will participate in the ISI Industrial Conference on Tuesday, March 8, 2011. The conference will include a presentation by Michael Kneeland, chief executive officer and William Plummer, chief financial officer.

The presentation, which is scheduled to begin at 11:25 a.m. (EST), will be available via the following link:  http://www.veracast.com/webcasts/isi/industrial2011/45105295.cfm.

The presentation may also be accessed on www.ur.com, where it will be archived for ninety days.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of 531 rental locations in 48 states and 10 Canadian provinces. The company’s approximately 7,300 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent approximately 2,900 classes of equipment with a total original cost of $3.79 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information is available at unitedrentals.com.

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Contact:
Fred Bratman
(203) 618-7318
Cell: (917) 847-4507
fbratman@ur.com